Exhibit 99.2
                                    OFFICER'S CERTIFICATE

        In connection with the Annual Report of Beartooth Platinum Corporation (the "Company") on Form 10-KSB for the period ended December 31,2002, as filed with the Securities and Exchange Commission on April 15, 2003 (the "Report"), I, Kenneth A. Scott, Treasurer and Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


        IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 25th day of April, 2003.


                                           /S/ KENNETH A. SCOTT

                                           Name:  Kenneth A. Scott
                                           Title: Treasurer and Chief Financial
                                           Officer (Principal Financial Officer)